UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2020
BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26125 N. Riverwoods Blvd., Suite 500		60045-3420
Mettawa	Illinois
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.75 per share	BC	New York Stock Exchange
Chicago Stock Exchange
6.500% Senior Notes due 2048	BC-A	New York Stock Exchange
6.625% Senior Notes due 2049	BC-B	New York Stock Exchange
6.375% Senior Notes due 2049	BC-C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Brunswick Corporation (the “Company”) is party to an amended and restated credit agreement dated as of March 21, 2011 (as it has been amended, the “Revolving Credit Facility”). The Revolving Credit Facility provides for up to $400.0 million principal amount of revolving loans and letters of credit and expires on September 26, 2024. The Revolving Credit Facility includes provisions to add up to $100.0 million of additional borrowing capacity and extend the facility for an additional one-year term, subject to lender approval. A copy of the Revolving Credit Facility and an extension amendment thereof was filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 28, 2018 and on November 13, 2019, respectively.

On March 23, 2020, the Company delivered borrowing requests to the administrative agent for the Revolving Credit Facility to increase the Company’s borrowing under the Revolving Credit Facility to $385 million, which constitutes substantially all of the amount available for borrowing under the Revolving Credit Facility, net of outstanding letters of credit. Revolving loans under the Revolving Credit Facility mature on September 26, 2024, and the Company may repay amounts borrowed at any time without penalty.

Borrowings under the Revolving Credit Facility initially will bear interest at a rate tied to adjusted LIBOR plus a spread of 110 basis points. The rates are determined by the Company’s credit ratings and leverage ratio, with spreads ranging from 100 to 190 basis points for such LIBOR rate borrowings.

The Company is borrowing the amounts describe above under the Revolving Credit Facility as a precautionary action in order to increase its cash position and to enhance its liquidity and financial flexibility during this period of substantial uncertainty in the global markets resulting from COVID-19. Proceeds from the borrowings are expected to be held on the Company’s balance sheet and may be used for general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: March 24, 2020	By:	/s/ RYAN M. GWILLIM
	Name:	Ryan M. Gwillim
	Title:	Vice President—Finance and Treasurer